UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         On June 27, 2017, the Compensation and Organization Development Committee of Cyclacel Pharmaceuticals, Inc. (the “Company”) approved the extension of the employment agreements (each, an “Employment Agreement” being extended by an “Extension Agreement”) with Spiro Rombotis, the President and Chief Executive Officer of the Company, and Paul McBarron, the Executive Vice President-Finance, Chief Financial Officer and Chief Operating Officer of the Company, such Extension Agreements to be effective as of July 1, 2017.

The terms of Mr. Rombotis’s Employment Agreement, which were previously disclosed under cover of Current Reports on Form 8-K filed on March 21, 2008, December 14, 2010, March 21, 2014, remain unchanged, except that the term has been extended for another six months, through December 31, 2017.

The terms of Mr. McBarron’s Employment Agreement, which were previously disclosed under cover of Current Reports on Form 8-K filed on April 2, 2008, December 14, 2010, and March 21, 2014, remain unchanged, except that the term has been extended for another six months, through December 31, 2017.

Copies of the Extension Agreements are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Extension Agreement by and between Cyclacel Pharmaceuticals, Inc. and Spiro Rombotis, dated as of June 27, 2017.
10.2	Employment Extension Agreement by and between Cyclacel Pharmaceuticals, Inc. and Paul McBarron, dated as of June 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance, Chief Financial Officer and Chief Operating Officer

Date: June 27, 2017